                                                                   EXHIBIT 10.23
                                                                   -------------


                          SHARE RESTRICTION AGREEMENT

        This SHARE RESTRICTION AGREEMENT dated effective as of March 23, 1998 (the "Effective Date"), is between Verisity Ltd., a company organized under the laws of the State of Israel (the "Company"), and Moshe Gavrielov ("Employee"), with reference to the following:

            A. Employee is an employee of Verisity Design, Inc., a California corporation and a wholly-owned subsidiary of the Company (the "U.S. Subsidiary"). Employee is also the chief executive officer of the Company, although not an employee of the Company.

            B. Pursuant to the terms of that certain Executive Employment Agreement among Employee, the Company and the U.S. Subsidiary, dated as of the date hereof (the "Employment Agreement"), the Company has agreed to grant Employee a stock option under its 1996 U.S. Stock Option Plan (the "Option Plan") to acquire up to 671,938 of the Company's ordinary shares ("Ordinary Shares"), but in lieu thereof, because of Employee's desire to acquire such Shares immediately, the Company and Employee have agreed to enter into this Agreement.

            Now, therefore, the Company and Employee agree as follows:

1.  Sale and Purchase of Shares.  Subject to the terms and conditions of this
    ---------------------------
Agreement, the Company hereby sells to Employee and Employee hereby purchases from the Company 671,938 Ordinary Shares (the "Shares"), for the per share purchase price of THIRTY CENTS ($0.30) (the "Purchase Price") and an aggregate purchase price of TWO HUNDRED AND ONE THOUSAND FIVE HUNDRED EIGHTY-ONE and 40/100 DOLLARS ($201,581.40) (the "Aggregate Purchase Price"), in payment of which the Company agrees to accept from Employee his executed secured promissory note in the form attached hereto as Exhibit A, accompanied by his executed
                                    ---------
pledge agreement in the form attached hereto as Exhibit B.  The certificate or
                                                ---------
certificates representing the Shares shall be held in escrow pursuant to Section 7 below.

2.  Vesting of Shares.
    -----------------

    (a) If Employee ceases to serve the Company or the U.S. Subsidiary as an officer, director, employee or consultant for any reason whatsoever (whether due to death, disability, voluntary resignation, involuntary termination, or any other reason, a 'Cessation of Services"), then the U.S. Subsidiary will have an assignable right, but not an obligation, to purchase that number of the Shares which are then deemed "Unvested Shares" (as defined below), after giving effect to any accelerated vesting provided below, for a total purchase price equal to the product of the number of Unvested Shares to be purchased and the Purchase Price (as appropriately adjusted for any stock dividend, stock bonus, stock split, or similar changes in the outstanding Ordinary Shares of the Company).

     (b) "Vested Shares" shall mean Shares that are deemed to "Vest" under this Agreement. "Unvested Shares" shall mean all Shares that are not Vested Shares. As of the Effective Date, none of the Shares are Vested Shares and all of the Shares are Unvested Shares. On March 23, 1999, which is the first anniversary of Employee's employment with the U.S. Subsidiary (the "Anniversary Date"), 167,985 (approximately 25%) of the Shares will become Vested Shares. The remaining 503,953 of the Shares shall become Vested monthly (approximately 13,999 Shares/month) on a cumulative basis over the 36-month period commencing on the Anniversary Date, so that all of the Shares will be Vested Shares as of March 23, 2002, provided that no further vesting will take place after a Cessation of Services.

     (c) Notwithstanding anything to the contrary set forth in Section 2(b) above:

          (1) in the event that either (A) the U.S. Subsidiary (or any Successor Entity, as that term is defined in the Option Plan) terminates the employment of Employee other than for "Cause" (as that term is defined in Section 6.3 of the Employment Agreement), or (B) Employee voluntarily terminates his employment with the U.S. Subsidiary (or any Successor Entity) following any Constructive Termination Event (as defined in Section 6.4(b) of the Employment Agreement), with any such termination occurring during the 12-month period following the Closing of a Change of Control Transaction (as that term is defined in the Option Plan), then those Shares which remain Unvested which would have become Vested over the 24-month period beginning on the effective date of such termination will become immediately Vested, and thereafter, the remaining Unvested Shares, if any, shall continue to Vest on the schedule set forth in
Section 2(b) above; and

          (2) in the event that either (A) the U.S. Subsidiary terminates the employment of Employee other than for "Cause" (as that term is defined in Section 6.3 of the Employment Agreement), or (B) Employee voluntarily terminates his employment with the U.S. Subsidiary following any Constructive Termination Event (as defined in Section 6.4(b) of the Employment Agreement), in each case other than under the circumstances described in Section 2(c)(1) above, then the Shares which remain Unvested which would have become Vested over the 12-month period beginning on the effective date of such termination will become immediately Vested, and thereafter, the remaining Unvested Shares, if any, shall continue to Vest on the schedule set forth in Section 2(b) above.

3.   Restrictions on Transfers; Permitted Transferees.
     ------------------------------------------------

     (a) For purposes of this Agreement, "Transfer" means any sale or any transaction or event which has resulted in or will result in a change in record or beneficial ownership of the Shares, including without limitation a voluntary or involuntary sale, assignment, transfer, conveyance, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment, or levy, or any "Involuntary Transfer," which for purposes of this Agreement includes, without limitation, any of the following: (i) an assignment of any Shares for the benefit of creditors of the transferor; (ii) a Transfer by operation of law; (iii) an execution of judgment against the Shares or the acquisition of record or beneficial ownership of Shares by a lender or creditor; (iv) a Transfer by will or under the laws of descent and distribution; (v) a Transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for bona fide estate planning purposes) under which any Shares are Transferred or awarded to the spouse of the transferor or are required to be sold; or (vi) a Transfer resulting from the filing by the transferor of a petition for relief, or the filing of an involuntary petition against the transferor, under the bankruptcy laws of the United States or of any other nation.

     (b) In addition to any other limitation on Transfer provided by applicable securities laws or under the Articles of Association of the Company (the "Articles"), a copy of which has been provided to Employee, prior to the initial public offering of the Company's securities, Employee may not Transfer any Shares, or any interest therein, except as expressly provided in this Agreement, and in any event only after compliance with the specific limitations and conditions set forth therein and with all applicable securities laws. All Transfers of Shares not complying with the specific limitations and conditions set forth in this Agreement, and in the Articles (the limitations and conditions of which are deemed to be incorporated herein), are expressly prohibited. Any prohibited Transfer is void and of no effect, and no purported transferee in connection therewith will be recognized as a shareholder of the Company or holder of the Shares for any purpose whatsoever. Should such a Transfer purport to occur, the Company may refuse to carry out the Transfer on its books, attempt to set aside the Transfer, enforce any undertakings or rights under this Agreement, or exercise any other legal or equitable remedy.

     (c)  It will be a condition to any Transfer of any Shares that:

               (i) the transferee of the Shares will execute such documents as the Company may reasonably require to ensure that the Company's rights under this Agreement and the Articles are adequately protected with respect to such Shares, including, without limitation, the transferee's agreement to be bound by all of the terms and conditions of this Agreement, as if he or she were the original holder of such Shares; and

               (ii) the Company is satisfied that such Transfer complies in all respects with the requirements imposed by applicable Israeli laws and regulations as well as applicable state and federal securities laws and regulations and the Articles of the Company.

     (d) The restrictions on Transfer of Shares set forth in this Agreement shall not apply to any Transfer by Employee: (i) to his or her spouse, parents, siblings, lineal descendants, spouses of lineal descendants, or spouse's parents, except in the case of an Involuntary Transfer; (ii) to any trust, partnership, limited liability company, custodianship or fiduciary account for the benefit of Employee and/or any of the foregoing, including any distribution of the Shares to the equity holders or beneficiaries of any such entity; or
(iii) to the estate of any of the foregoing by gift, will or intestate succession; provided that any transferee of any Transfer permitted under this Section shall agree to be bound by the terms and provisions of this Agreement as to the transferred Shares; and provided further that the repurchase provisions of Section 2 above shall continue to be determined by reference to the Cessation of Services of Employee.

4.   Stock Dividends, Stock Splits. etc.; Rights Offering.
     ----------------------------------------------------

     (a) Upon any stock dividend, stock bonus, stock split, reorganization, consolidation merger or change in the outstanding Ordinary Shares of the Company, any and all new, additional, substituted, replacement or other securities to which Employee is entitled by reason of his or her ownership of the Shares shall be deemed "Shares' subject to this Agreement to the same extent as the Shares with respect to which those securities are issued.

     (b) If at any time prior to an initial public offering of the Company's securities, the Company proposes to issue or sell any securities to all of its then existing shareholders, it shall offer Employee the right to participate in such offering on the same terms and conditions as are offered to such other shareholders, and Employee shall be deemed for purposes of such issuance or offer to sell to be a shareholder of both the Vested Shares and the Unvested Shares that are then beneficially owned by Employee.

5.   Securities Laws.
     ---------------

     (a)  Employee represents and warrants to the Company as follows:

               (i) Employee acknowledges that the Shares (which for purposes of this Section 6 shall include any other securities issuable upon exercise of any rights associated with the Shares) have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being offered and issued under the exemption provided for in Rule 701 promulgated under the 1933 Act, applicable to compensatory benefit arrangements such as this Agreement. Employee further acknowledges that the Shares have not been qualified under the California Corporate Securities Law of 1968 in reliance on an exemption from qualification, and have not been qualified under any other state securities laws. Employee further acknowledges that the Company is relying on the truth and accuracy of the representations, warranties and acknowledgements made in this Agreement in offering the securities for issuance without registering the securities under the 1933 Act or qualifying the securities under applicable state securities laws.

               (ii) Employee is a citizen of the United States, and at least 21 years of age, and a bona fide resident and domiciliary (not a temporary or transient resident) of the state set forth under his or her signature below, and has no present intention of becoming a resident of any other state or jurisdiction.

               (iii)  Employee understands that an investment in the Shares is
     (A) suitable only for an investor who is able to bear the economic consequences of losing his or her entire investment, and (B) speculative and involves a high degree of risk of loss, and that (C) there are substantial restrictions on the transferability of, and there will be no public market for, the Shares, and accordingly it may not be possible to liquidate Employee's investment in the Shares in the case of an emergency.

               (iv) Employee has the financial ability (A) to bear the economic risk of an investment in the Shares, (B) to hold the Shares for an indefinite period of time, and (C) currently to afford a complete loss of the investment in the Shares without experiencing any undue financial difficulties, and Employee's commitments to speculative investments (including this investment in the Shares) are reasonable in relation to his or her net worth and annual income.

               (v) Employee acknowledges that (A) the Company is an Israeli start-up company with no financial and operating history; (B) a start-up venture is inherently risky and speculative; and (C) to succeed, the Company will need to attract additional capital and additional personnel, and there can be no assurances that the Company will be able to attract the needed capital and personnel.

               (vi) Employee acknowledges that this transaction has not been reviewed or scrutinized by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, and that no such agency has passed on or made any recommendation or endorsement of the Shares.

               (vii) In making the decision to acquire the Shares, Employee has relied solely on independent investigation made by Employee or his or her Representatives; Employee and his or her Representatives have been given all financial, business or other information they have requested relating to the Company and have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of the offering of the Shares, and to obtain any additional information, to the extent such persons possess such information or can obtain it without unreasonable effort or expense, which Employee deems necessary to evaluate the investment in the Shares.

               (viii) Employee is acquiring the Shares in good faith solely for his or her own account, for investment purposes only, and not with a view to any sale, distribution, subdivision or fractionalization of the Shares, in whole or in part.

               (ix) Employee acknowledges that the Shares are "restricted securities" within the meaning of Rule 144 promulgated under the 1933 Act; that the Shares are not registered under the 1933 Act and must be held indefinitely unless they are subsequently registered under the 1933 Act and qualified under any applicable state and foreign securities laws, or unless an exemption from registration or qualification is available; and that although resales may be permitted under certain limited circumstances, the Company is under no obligation to take any action to establish those circumstances or to make an exemption available. Employee understands the resale limitations imposed by the 1933 Act and is familiar with Rule 144, as presently in effect, and the conditions which must be met in order for that Rule to be available for the resale of "restricted securities," including the condition that there be available to the public current information about the Company under certain circumstances and the requirement that the Shares must be held for at least one year (two years in the absence of publicly available information about the Company) after their receipt from the Company prior to resale.

               (x) Employee acknowledges that no representations, warranties or guaranties have been made by the Company, its employees or its agents, or by any other person, expressly or by implication, with respect to (A) the approximate length of time that Employee will be required to remain the owner of the Shares, or (B) the percentage of profit and/or amount or type of consideration, profit or loss to be realized, if any, as a result of the investment in the Shares.

               (xi) Employee acknowledges that the Company may rely on the foregoing representations and warranties in determining whether to enter into this Agreement. If for any reason the representations and warranties are no longer true and accurate prior to acceptance of this Agreement by the Company, Employee will give the Company prompt written notice of the inaccuracy.

     (b) Employee further agrees not to sell or otherwise Transfer any of the Shares unless (1) the Shares to be Transferred have been registered under the 1933 Act and qualified under any applicable state and foreign securities laws, or (ii) Employee first notifies the Company of the proposed Transfer and presents the Company with an opinion of counsel or a "no-action" or interpretive letter from the Securities and Exchange Commission stating that registration is not required under the circumstances of the proposed Transfer, and counsel to the Company concurs with the opinion of counsel to Employee or the applicability of the no-action or interpretive letter; provided that no sale or other Transfer of any of the Shares shall be permitted except in compliance with the other terms and conditions of this Agreement.

     (c) Employee acknowledges and agrees that the certificates evidencing the Shares will bear the legends specified in Section 8 below, that the restrictions will be noted in the stock records of the Company, and that the Company shall not be required to effect any Transfer of the Shares except in compliance with the requirements of this Agreement and applicable law.

     (d) The representations, warranties, acknowledgements and agreements set forth in this Agreement shall survive both (i) issuance and delivery of the Shares, and (ii) Employee's death or disability, and shall be binding upon Employee's heirs, executors, administrators, successors and assigns.

6.   Tax Matters.
     -----------

     (a) Employee acknowledges that there is no established market for the Shares. Employee further acknowledges that the Company makes no representation or warranty and gives no assurance as to the fair market value of the Shares. Employee acknowledges that because Employee was granted the Shares, the fair market value of the Shares constitutes taxable ordinary income to Employee in the year the Shares are issued assuming either that the Shares are Vested when issued or that an election under Section 83(b) is made as described in Section 6(b) of this Agreement. Employee assumes full responsibility for any taxes on any such income and the Company has no obligation to Employee to reimburse Employee for any such liability.

     (b) Under Section 83 of the Internal Revenue Code of 1986 (the "Code"), as a general rule the excess, if any, of the fair market value of the Shares on the date restrictions on transfer and risks of forfeiture lapse, over the amount paid for the Shares, is taxed as ordinary income to the purchaser of those Shares. Under this Agreement the Unvested Shares are subject to a risk of forfeiture and when the Shares Vest, such risk lapses. Employee acknowledges that to the extent the Shares are Unvested, Employee may elect to be taxed at the time the Shares are acquired rather than when the Shares Vest by filing with the Internal Revenue Service an election under Section 83(b) of the Code within 30 days of the date of issuance of the Shares. Employee acknowledges that his or her failure to make this filing in a timely manner may result in recognition of ordinary income by Employee as Shares become Vested, in an amount equal to the fair market value of the Shares on the date of vesting. EMPLOYEE ACKNOWLEDGES THAT IT IS HIS OR HER SOLE AND EXCLUSIVE RESPONSIBILITY TO FILE IN A TIMELY MANNER ANY ELECTION UNDER Section 83(B), AND THAT THE COMPANY SHALL BEAR NO RESPONSIBILITY WHATSOEVER FOR THAT FILING. Employee shall promptly deliver to the Company a copy of any tax election relating to the treatment of the Shares under the Code.

7.   Escrow.  For purposes of facilitating the enforcement of restrictions on
     ------
Transfer set forth in this Agreement, any certificate(s) for Unvested Shares will be delivered, together with a stock power executed by Employee and by his or her spouse (if required for Transfer) in blank, to the President of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such Transfers and/or releases as are in accordance with the terms of this Agreement. The certificate(s) may be held in escrow so long as the Shares are subject to any right of repurchase or first refusal under this Agreement, and shall be released by the escrow holder to Employee (or to any permitted transferee of Employee) when they are no longer subject to any right of repurchase or first refusal under this Agreement. Employee acknowledges that the President of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the sale and issuance of the Shares to Employee, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to Employee or the Company (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

8.   Legends.
     -------

     (a) Each certificate evidencing the Shares shall bear the following legend:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN TAKEN BY THE ISSUEE FOR INVESTMENT PURPOSES. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SUCH ACT, OR
          (B) THE COMPANY (OR ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, A "NO-ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF THE SALE OR TRANSFER.

     (b) For so long as any Shares are Unvested or are subject to the provisions of the Right of First Refusal, the certificates evidencing those Shares shall bear the following legend:

          THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHARE RESTRICTION

          AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF OR HIS OR HER PREDECESSOR IN INTEREST, PROVIDING FOR AMONG OTHER THINGS A RIGHT OF FIRST REFUSAL FOR THE BENEFIT OF THE ISSUER OR ITS AFFILIATES. A COPY OF THE AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

     (c) The certificates evidencing the Shares shall also bear any legend required by the Commissioner of Corporations of the State of California or by any state, local or foreign law governing securities.

9.   Market Stand-off.  To the extent requested by the Company and any
     ----------------
underwriter of securities of the Company in connection with an underwriting of the Company's securities (including the Company's initial public offering), Employee will not Transfer any Shares which were not included in the registration statement filed in connection with that offering or previously registered, for the period following the effective date of that registration statement which the Company shall specify; provided that in no event shall such period be longer that the period of time that the officers and directors of the Company or the U.S. Subsidiary are generally prohibited from Transferring their Shares in connection with an underwriting of the Company's securities. The Company may impose stop-transfer restrictions in the stock records of the Company in order to enforce the provisions of this Section 9.

10.  No Employment Agreement.  The parties acknowledge that unless otherwise
     -----------------------
agreed in writing, any employment or other relationship between Employee and the U.S. Subsidiary is entirely at the will of each party. This Agreement shall in no way affect that status, nor does it limit in any way the right of either the U.S. Subsidiary or Employee to terminate their relationship at any time for any reason or for no reason. This Agreement does not constitute an express or an implied promise or agreement for, and shall create no expectation of, employment for any period whatsoever.

11.  Further Assurances.  Each party to this Agreement agrees to perform any and
     ------------------
all further acts and to execute and deliver any documents that may reasonably be necessary to carry out the provisions of this Agreement.

12.  Attorneys' Fees.  If either party shall commence any action or proceeding
     ---------------
against the other party by reason of any breach or claimed breach in the performance of any of the terms or conditions of this Agreement, or to seek a judicial declaration of rights under this Agreement, the prevailing party in that action shall be entitled to recover reasonable attorneys' fees and costs.

13.  Governing Law.  This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the State of Israel applicable to contracts wholly made and performed in the State of Israel, except that for purposes of Section 2(c) above, any determination as to whether a Constructive Termination Event has occurred (as defined in Section 6.4(b) of the Employment Agreement) will be governed by the substantive laws of the State of California. Notwithstanding the foregoing, any party may seek to enforce its rights under this Agreement in any court of competent jurisdiction located within the judicial district in which the Company or the U.S. Subsidiary has a regular place of business.

14.  Notices.  Any notice or other communication under this Agreement must be in
     -------
writing and shall be effective upon delivery by hand; upon facsimile transmission to either party at the number provided below for that party, but only upon receipt by the transmitting party of a written confirmation of receipt; or five business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to the Company, the U.S. Subsidiary or to Employee at the corresponding address below or on the signature page of this Agreement. Each party shall be obligated to notify the other in writing of any change in that party's address. Notice of change of address shall be effective only when done in accordance with this Section 14.

          If to the Company or the U.S. Subsidiary, to:

               Attention:  Avishai Silvershatz
               Verisity Ltd.
               16 Ha'atzmaut St.
               Yehud, Israel 56304
               Facsimile:  972-3536-8519

15.  Entire Agreement.  This Agreement embodies the entire agreement between
     ----------------
Employee and the Company with regard to the subject matter of this Agreement and supersedes all prior agreements with respect to that subject matter, including without limitation the stock option agreement referred to in the Employment Agreement. This Agreement may not be contradicted by evidence of any prior or contemporaneous agreement, oral or written, and this Agreement may not be explained or supplemented by evidence of consistent additional terms. This Agreement supersedes all prior representations, statements, negotiations, understandings, proposed agreements and agreements, written or oral, relating to its subject matter.

16.  Amendment; Waiver.  This Agreement may not be amended, or any provision of
     -----------------
it waived, except in a writing signed by the party against whom such amendment or waiver is sought. No waiver of any provision of this Agreement shall be deemed to, or shall, operate as a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

17.  Successors and Assigns.  This Agreement shall be binding on and inure to
     ----------------------
the benefit of the successors and assigns of the Company and the U.S. Subsidiary and, subject to the limitations set forth in this Agreement, any successors and permitted assigns of Employee, including any executors, administrators or other legal representatives of Employee.

18.  Captions; Sections.  Captions in this Agreement are inserted for
     ------------------
convenience of reference only and shall be ignored in the construction or interpretation of this Agreement. Unless the context requires otherwise, all references in this Agreement to "Sections" are to the sections of this Agreement.

19.  Severability.  If any provision of this Agreement, or its application to
     ------------
any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

20.  Interpretation.  This Agreement shall be construed as a whole, according to
     --------------
its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement.

21.  Counterparts.  This Agreement may be executed in one or more counterparts
     ------------
all of which together shall constitute one and the same instrument.

The parties have duly executed this Agreement as of the date first written above.

Verisity Ltd.

By:  s/b Pierre Lamond
     -------------------------------
     Pierre Lamond, Director

Employee

Signature:  s/b Moshe Gavrielov
            ------------------------
Name:       Moshe Gavrielov

Address:    1900 Webster Street, Palo Alto, CA 94301

State of Residence:  California

Attachments:  Consent of Spouse

Exhibit A:  Form of Secured Promissory Note
Exhibit B:  Form of Pledge Agreement

                               CONSENT OF SPOUSE
                               -----------------

        The undersigned is the spouse of Moshe Gavrielov, referred to in the attached SHARE RESTRICTION AGREEMENT (the "Agreement") with Verisity Ltd. and acknowledges that she:

          1. has received, reviewed, understands and approves of the Agreement (including its attachments);

          2. consents to the Agreement, and agrees to be irrevocably bound by its terms to the extent that she now has or may obtain any interest (including any joint or community property interest) in the Shares covered by the Agreement;

          3. hereby appoints her spouse as her attorney-in-fact with respect to any amendment, exercise of any rights or taking of any action with respect to the Agreement and the Shares that are subject to it; and

          4. understands that Verisity Ltd. is relying upon this consent in entering into the Agreement, in issuing the Shares that are subject to it, and in not taking further steps to protect its interests.

Date:  March 23, 1998

Signed:


s/b Ewa Gavrielov
----------------------------
Spouse of Moshe Gavrielov


Ewa Gavrielov
----------------------------
Print name